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                                                                      EXHIBIT 12

THE RESTAURANT COMPANY AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollars in Thousands)

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                                                                                                               SIX MONTHS
                                                                 YEARS ENDED DECEMBER 31,                    ENDED JUNE 30,
                                                   -----------------------------------------------------  --------------------
                                                     1993       1994       1995       1996       1997       1997       1998
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings:
  Income (loss) from continuing operations before
    income taxes and cumulative effect of change
    in accounting principle......................  $   5,209  $   4,922  $   4,093  $   6,208  $    (231) $   2,833  $   1,028

Adjustments:
  Fixed charges:
    Interest expense, net........................      3,898      4,380      5,270      5,269      5,176      2,524      7,638
    Interest income..............................        417        396        406        246         80        103        147
    Rental expense considered interest...........      1,960      2,277      2,197      2,277      2,542      1,176      1,307
    Capitalized interest.........................        240        331        153        136         78         43         81
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total fixed charges............................      6,515      7,384      8,026      7,928      7,876      3,846      9,173
  Minority interest in income of majority-owned
    subsidiaries that have fixed charges.........      6,323      6,120      5,026      6,951      7,867      3,211     --
  Capitalized interest...........................       (240)      (331)      (153)      (136)       (78)       (43)       (81)
  Amortization of Capitalized Interest...........         24         36         55         60         62         26         32
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings as adjusted.............................  $  17,831  $  18,131  $  17,047  $  21,011  $  15,496  $   9,873  $  10,152
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges...............        2.7x       2.5x       2.1x       2.7x       2.0x       2.6x       1.1x
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                   ---------  ---------  ---------  ---------  ---------  ---------  ---------

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                                                                PRO FORMA
                                                   -----------------------------------

                                                    YEAR ENDED         SIX MONTHS
                                                   DECEMBER 31,      ENDED JUNE 30,
                                                   -------------  --------------------
                                                       1997         1997       1998
                                                   -------------  ---------  ---------
Earnings:
  Income (loss) from continuing operations before
    income taxes and cumulative effect of change
    in accounting principle......................    $   6,251    $    (206) $     234
Adjustments:
  Fixed charges:
    Interest expense, net........................       17,152        8,519      8,432
    Interest income..............................           80          103        147
    Rental expense considered interest...........        2,542        1,176      1,307
    Capitalized interest.........................           78           43         81
                                                   -------------  ---------  ---------
  Total fixed charges............................       19,852        9,841      9,967
  Minority interest in income of majority-owned
    subsidiaries that have fixed charges.........       --           --         --
  Capitalized interest...........................          (78)         (43)       (81)
  Amortization of Capitalized Interest...........           62           26         32
                                                   -------------  ---------  ---------
Earnings as adjusted.............................    $  26,087    $   9,618  $  10,152
                                                   -------------  ---------  ---------
                                                   -------------  ---------  ---------
Ratio of earnings to fixed charges...............          1.3x         1.0x       1.0x
                                                   -------------  ---------  ---------
                                                   -------------  ---------  ---------
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